UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2007

US Oncology Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-126922	20-0873619
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

16825 Northchase Drive, Suite 1300

Houston, Texas 77060

(Address of principal executive offices including zip code)

(832) 601-8766

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR 240-14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On February 20, 2007, US Oncology Holdings, Inc. issued a press release announcing that it intends to offer an aggregate of $400 million of senior unsecured floating rate PIK toggle notes. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

Exhibit 99.1	US Oncology Holdings, Inc.’s Press Release dated February 20, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 23, 2007	By:	/s/ PHILLIP H. WATTS
Phillip H. Watts
Vice President and General Counsel